Q4 2017 EARNINGS PRESENTATION February 1, 2018 Exhibit 99.2

Disclaimer 2 Forward Looking Statements This presentation may contain forward looking statements for the purposes of the safe harbor provision under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “expect,” “anticipate,” “may,” “intends,” “believes,” “estimate,” “project,” and other similar expressions. Such statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from these forward looking statements. These factors include, but are not limited to, the factors described in OMAM’s filings made with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, filed with the SEC on February 22, 2017, under the heading “Risk Factors,” our Quarterly Report on Form 10-Q, filed with the SEC on August 10,2017 and our Current Report on Form 8-K, filed with the SEC on November 13, 2017. Any forward-looking statements in this presentation are based on assumptions as of today and we undertake no obligation to update these statements as a result of new information or future events. We urge you not to place undue reliance on any forward-looking statements. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP measures are included in the appendix to this presentation.

Overview and Highlights 3 • Steve Belgrad appointed President and CEO of OMAM effective March 2, 2018 • Q4'17 U.S. GAAP EPS of $(0.45) down from $0.21 in Q4'16, and 2017 U.S. GAAP EPS of $0.04 down from $1.05 in 2016, primarily due to negative impact of U.S. Tax Act in Q4'17 and compensation expense related to the Landmark transaction • Q4'17 ENI per share of $0.44 up 33.3% versus $0.33 in the prior-year quarter, and 2017 ENI per share of $1.62 up 33.9% from 2016 ENI per share of $1.21, driven by increases of AUM in higher fee-rate products, along with an increase in performance fees • Net Client Cash Flows of $(3.7) billion for Q4'17 and $(6.0) billion for the year producing an annualized revenue impact of $6.8 million for Q4 (0.7% of beginning run-rate management fees) and $32.9 million for the year (4.0% of beginning run rate management fees) ◦ Q4'17 inflows of $7.4 billion at 56.8 bps and outflows and disposals of $(11.1) billion at 31.7 bps ◦ Lumpy outflows from low fee sub-advisory funds and OM plc accounts were partially offset by sales from higher fee alternative assets in Q4'17 • AUM of $243.0 billion up 3.0% over Q3'17 and up 1.1% (or $2.6 billion) over the prior year-end, reflecting removal of $(32.4) billion of Heitman AUM at the beginning of Q3’17 • Investment performance remained strong in the fourth quarter ◦ Strategies representing 65%, 72% and 83% of revenue outperforming benchmarks on a 1-, 3- and 5-yr basis at December 31 • Old Mutual sell-down complete with sale of second tranche to HNA and subsequent public offering of remaining position in November • Sale of Heitman stake to its management on January 5, 2018 for $110 million ___________________________________________________________ Please see definitions and additional notes.

Growth Strategy OMAM's multi-boutique model is well positioned for growth, with four key areas of focus... Four Key Growth Areas Multi-Boutique Value Proposition Drives Incremental Growth OpportunitiesNew Partnerships Global Distribution Collaborative Organic Growth (Growth and Seed / Co-Investment Capital) Core Affiliate Growth (Investment Performance and Net Client Cash Flows) Unique Partnership Approach Provides Stability and the Foundation for Growth OMAM's Aligned Partnership Model - Operating autonomy - Affiliate-level employee ownership - Long-term perspective - Talent Management - Profit-sharing model - At-scale Affiliates _________________________________________________ Please see definitions and additional notes. 4

$280 $260 $240 $220 $200 $180 2016 2017 $240.4 $(6.0) $41.0 $(32.4) $243.0 AUM AUM by Affiliate $B %Total $ 97.7 40% 91.7 38% 5.3 2% 6.4 3% 2.1 1% 14.8 6% 25.0 10% Total $ 243.0 100% $260 $240 $220 $200 $180 $160 Q3'17 Q4'17 $235.9 $(3.7) $10.8 $243.0 AUM Progression and Mix 5 AUM at Period End As % of BoP AUM AUM Progression (Annual) (2.5)% 17.1% % Change: 1.1% AUM Progression (4th Quarter) $B (1.6)% 4.6% % Change: 3.0% AUM Mix (12/31/17) ___________________________________________________________ Please see definitions and additional notes. $B AUM AUM by Asset Class $B %Total US Equity - large cap value $ 57.8 24% US Equity - all other 23.4 10% International Equity 55.5 23% Global Equity 40.3 16% Emerging Markets Equity 30.4 12% Alternatives 22.1 9% Fixed Income 13.5 6% Total $ 243.0 100% Net flows Market and other Removal of Heitman (13.5)% Net flows Market and other

$4 $2 $0 -$2 -$4 $(0.2) $0.8 $(2.5) $(3.2) $2.4 $(2.9) $(2.6) $1.5 $(2.5) $(0.3) $0.5 $(3.7) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3(3) Q4(3) $3.3 $3.9 $0.2 $(1.9) $2.1 $(1.0) $(2.1) $4.0 $0.2 $3.4 $3.2 $1.7 2015 2016 2017 $(5.1) $(1.6) $(6.0) $20 $15 $10 $5 $0 -$5 -$10 $11.3 $13.5 $0.7 $(6.6) $7.3 $(3.4) $(7.5) $14.6 $0.8 $13.1 $12.2 $6.8 Bps inflows Bps outflows Derived Average Weighted NCCF ($b)(2) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3(3) Q4(3) 47 46 46 45 38 46 42 44 43 53 54 57 30 31 32 37 40 32 38 35 32 35 40 32 2015 2016 2017 $18.9 $11.0 $32.9 Revenue Impact of NCCF(1) ___________________________________________________________ (1) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow. (2) Derived Average Weighted NCCF reflects the implied NCCF if annualized revenue represents asset flows at the weighted fee rate for OMAM overall (ie 39.3 bps in Q4'17). For example, NCCF annualized revenue impact of $6.8 million divided by average weighted fee rate of OMAM’s overall AUM of 39.3 bps equals the derived average weighted NCCF of $1.7 billion . (3) Heitman AUM and flows have been removed from this data. $M Net Client Cash Flows and Revenue Impact 6 AUM Net Client Cash Flows (“NCCF”) $B

$4 $3 $2 $1 $0 -$1 -$2 -$3 -$4 -$5 -$6 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 $(1.7) $(2.9) $(2.8) $(2.4) $(3.4) $1.2 $0.4 $1.0 $1.3 $(1.7) $(0.9) $(0.4) $0.1 $(0.1) $2.6 $1.0 $2.1 $1.9 $1.6 $(0.6) $(0.4) ___________________________________________________________ (1) Average fee rate represents the average blended fee rate on overall assets for each asset class for the three months ended December 31, 2017. (2) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow. (3) Heitman AUM and flows have been removed from this data. Revenue Impact of NCCF - by Asset Class $M Net Client Cash Flows Breakdown 7 AUM Net Client Cash Flows (“NCCF”) - by Asset Class $B $24 $20 $16 $12 $8 $4 $0 -$4 -$8 -$12 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 $(3.8) $(5.5) $(7.3) $(4.9) $(6.7) $8.1 $(1.2) $5.9 $6.7 $(0.3) $0.2 $(1.6) $(0.5) $(0.2) $(0.3) $12.7 $9.4 $15.6 $13.1 $14.9 $(2.6) Total NCCF $1.5 $(2.5) $(0.3) $0.5 $(3.7) Total Revenue Impact(2) $14.6 $0.8 $13.1 $12.2 $6.8 24 41 U.S. Equity Global/non-U.S. Equity Fixed Income Alternatives Avg. Fee Rate (bps)(1) 21 98 Hard asset disposals $(0.1) $(0.2) $(2.5) $(0.6) $(0.3) (3)(3) (3) (3) $(0.1) $(0.8) 98

100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 61% 71% 74% 100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 59% 69% 82% 100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 65% 72% 83% • OMAM uses revenue-weighted performance as its primary investment metric ◦ Ties investment performance to business performance ◦ Reflects percent of management fee revenue in products outperforming their benchmarks (1) • OMAM also uses equal-weighted performance as it considers earlier stage products that may grow to have significant impact • Asset-weighted performance is broadly used across the industry ___________________________________________________________ 1. Excludes revenue in products which are not benchmarked; includes management fee revenue from equity-accounted Affiliates in the analysis. 2. Data as of December 31, 2017. 3. Revenue-Weighted: Calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of strategies outperforming. 4. Equal-Weighted (>$100m): Each strategy over $100m has the same weight, then sums the total percentage of strategies outperforming. 5. Asset-Weighted: Calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of strategies outperforming. 6. Barrow Hanley’s Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley’s Large Cap Value composite in revenue-weighted, equal-weighted and asset-weighted outperformance percentage calculations. 7. Performance data as of September 30, 2017 and December 31, 2017 removes Heitman composites from the calculation. Strong Investment Performance 8 Commentary Products representing ≥ 65% of revenue outperforming on a 1-, 3- and 5-year basis Revenue-Weighted (2)(3)(6)(7) Equal-Weighted (>$100m) (2)(4)(6)(7) Asset-Weighted (2)(5)(6)(7) % outperformance vs. benchmark % outperformance vs. benchmark % outperformance vs. benchmark Q3'17 69% 67% 81% Q4'16 49% 55% 73% Q3'17 62% 69% 77% Q4'16 53% 65% 76% Q3'17 64% 62% 73% Q4'16 42% 45% 61%

Contribution of Growth Strategies to Flows: 2013 - 2017 9 Commentary Source of Gross Sales(1) • Successful seeding program is contributing meaningfully to sales • Global Distribution contributed $2.3 billion of funded assets in 2017 • Investment in new product initiatives at early stage, but already generating results $35.0 $28.0 $21.0 $14.0 $7.0 $0.0 2013 2014 2015 2016 2017 $20.8 $21.3 $20.0 $23.1 $19.0 $1.0 $1.8 $1.4 $0.9 $1.1 $3.8 $3.4 $3.8 $3.1 $3.0 $3.7 $5.5 $1.4 $2.0 $2.3 $0.8 $5.6 $B Organic Sales from Affiliates Sales from New Initiatives Sales from Seeded Products Sales from Global Distribution ___________________________________________________________ Please see definitions and additional notes. 1. Gross sales for 2017 exclude Heitman beginning July 1, 2017. $32.0 $26.6 25% of total 23% of total $31.0 $29.9 39% of total 33% of total $29.3 29% of total Sales from New Affiliates

Financial Highlights – Q4 2017 v. Q4 2016 10 • Q4'17 economic net income up 25.2% to $48.7 million ($0.44 per share) from $38.9 million ($0.33 per share) in Q4'16 ◦ EPS growth of 33.3% benefited from buyback of 6.0 million shares in December 2016 and 5.0 million shares in May 2017 • ENI Revenue increase of $62.5 million, or 32.9%, to $252.3 million in Q4'17 ◦ Management fees up 28.9% to $233.9 million, reflecting a 17% increase in consolidated average AUM along with a 3.6 bps increase in average yield to 39.2 bps(1) ◦ Performance fees increased by $9.9 million • The sum of ENI operating expense and variable compensation rose 26.7% to $154.4 million, driven by higher fixed compensation and benefits, G&A and variable compensation ◦ Operating expenses up 15.7% from the year-ago quarter to $84.8 million, reflecting ongoing investment in the business, while the operating expense ratio(2) decreased (415) bps to 36.3% reflecting scale ◦ Variable compensation up 43.2% to $69.6 million, representing 41.6% of earnings before variable compensation, primarily due to growth of earnings before variable compensation • ENI Operating margin of 38.8% improved 303 bps from 35.8% in year-ago quarter • Higher Q4'17 ENI effective tax rate of 32% reflects higher earnings and additional taxes due to U.K. tax legislation enacted in Q4'17 ◦ New U.S. Tax Act will reduce expected 2018 tax rate from approximately 32% to 23-24% ◦ Write-down of Old Mutual plc DTA liability by $52 million will provide additional incremental cash • Adjusted EBITDA of $79.4 million, a 38.1% increase from $57.5 million in Q4'16 • Third party debt of $392.8 million(3) at December 31 represents 1.4x trailing twelve months Adjusted EBITDA ___________________________________________________________ Please see definitions and additional notes. 1. Excludes Equity-Accounted Affiliates. 2. The ENI Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees. 3. Excludes non-recourse borrowings.

$260 $200 $140 $80 $20 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 $185 $199 $210 $228 $238 $199 $252 $75 $65 $55 $45 $35 $25 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 $48 $52 $58 $63 $61 $190 $0.60 $0.50 $0.40 $0.30 $0.20 $0.10 $0.00 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 $0.32 $0.34 $0.39 $0.42 $0.39 Continued Positive Markets and Fee Mix Benefit Q4'17 Results Average AUM(1) Fee Rate (Basis Points)(3) ENI Revenue(2) ENI Operating Margin(4) ENI Per Share(5) Pre-tax ENI ___________________________________________________________ Please see definitions and additional notes. 1. Operational information (AUM and flows) excludes Heitman beginning in the third quarter of 2017. 2. ENI Revenue consists of management fees, performance fees, and other income, which primarily consists of earnings of our equity-accounted Affiliates. 3. Represents fee rate for consolidated Affiliates; excludes fees for equity-accounted Affiliates. 4. ENI Operating Margin represents ENI operating margin before Affiliate key employee distributions. This is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI Revenue. 5. ENI per share is calculated as Economic Net Income divided by weighted average diluted shares outstanding. 11 40.0 35.0 30.0 25.0 20.0 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 35.6 37.4 37.5 38.4 39.2 $0.33 $0.34 $0.42 % Change Q4'16 to Q4'17: 1.6% % Change Q4'16 to Q4'17: 32.9% % Change Q4'16 to Q4'17: 33.3% Performance Fees $199 $0.43 Performance Fees $252 % Change ex. perf. fees: 28.4% $51 $52 $63 $64 $72 Performance Fees % Change Q4'16 to Q4'17: 42.0% 45% 38% 31% 24% 17% 10% Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 34.9% 36.3% 37.9% 38.7% 36.7% 35.8% 36.4% 38.1% 38.9% 38.8% Performance Fees $0.44 % Change ex. perf. fees: 28.6% % Change ex. perf. fees: 21.9% $300 $250 $200 $150 $100 $50 $0 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 $203 $212 $221 $229 $237 % Change, consolidated Affiliates: 16.8% $235 $246 $255 $231 $239 $221 $228 3.5% 3.5% 4.6% 10.6% 11.7% (3.2)% (7.1)% 2.3% Equity-accounted Affiliates

$300 $250 $200 $150 $100 $50 $0 2013 2014 2015 2016 2017 $153 $183 $191 $191 $225 Performance Fees ENI Operating Margin(4)(6) 45% 38% 31% 24% 17% 10% 2013 2014 2015 2016 2017 32.0% 36.7% 36.3% 35.5% 37.4% 35.5% $275 $225 $175 $125 $75 $25 2013 2014 2015 2016 2017 $144 $184 $196 $189 $235 $1.65 $1.15 $0.65 $0.15 2013 2014 2015 2016 2017 $0.98 $1.16 $1.20 $1.20 $1.53 $925 $725 $525 $325 $125 2013 2014 2015 2016 2017 $510 $601 $650 $676 $874 A Solid Record of Growth Average AUM(1) Fee Rate (Basis Points)(3) ENI Revenue(2)(6) ENI Per Share(5)(6) Pre-tax ENI(6) ___________________________________________________________ Please see definitions and additional notes. 1. Operational information (AUM and flows) excludes Heitman beginning in the third quarter of 2017. 2. ENI Revenue consists of management fees, performance fees, and other income, which primarily consists of earnings of our equity-accounted Affiliates. 3. Represents fee rate for consolidated Affiliates; excludes fees for equity-accounted Affiliates. 4. ENI Operating Margin represents ENI operating margin before Affiliate key employee distributions. This is a non-GAAP efficiency measure, calculated based on earnings after variable compensation divided by ENI Revenue. 5. ENI per share is calculated as Economic Net Income divided by total diluted shares outstanding. ENI per share reflects pro forma shares outstanding in periods prior to Q4’14. 6. Excludes impact of non-recurring performance fee in Q2'15. 12 40.0 35.0 30.0 25.0 20.0 2013 2014 2015 2016 2017 32.6 32.2 33.4 34.6 38.2 $1.62 $1.02 CAGR ('13-'17): 8.0% CAGR ('13-'17): 14.3% CAGR ('13-'17): 13.2% CAGR ('13-'17): 12.3% $635 $664 $679 $1.24 $901 $1.21 8% 33% 34% 32% $528 $1.26 261 bps 29% Performance Fees 36.9% 38.5% 34.3% Performance Fees 28% $153 $204 $204 $251 $191 Performance Fees 24% 190 bps 38.1% $178 $210 $221 $223 $241 Equity-accounted Affiliates 18% CAGR, consolidated Affiliates: 10.0% CAGR, ex. perf. fees: 14.4% CAGR, ex. perf. fees: 13.0% CAGR, ex. perf. fees: 11.8%

$250 $200 $150 $100 $50 $0 Q4'16 Q4'17 $181.4 $233.9 (3)% (4)% $ 7.2 (4%) $240 $200 $160 $120 $80 $40 $0 Q4'16 Q4'17 $202.8 $236.8 Management Fee Growth Driven By Increased Average Assets at Consolidated Affiliates and Landmark 13 Gross Management Fee Revenue by Asset Class(1)(2)Average AUM and Fee Rate by Asset Class(1)(2) ______________________________________________________________________________________________________________ (1) Figures in parenthesis represent the percent of the total respective bar. (2) Excludes Equity-Accounted Affiliates U.S. Equity Global/non-U.S. Equity Fixed Income Alternatives Avg. Fee Rate (bps) $B Avg. AUM % Change 32% 30% 1% 25 % Chang e: 16.8% 41 20 72 24 41 21 98 $M % Change 81% 30% 0% % Change: 28.9% $77.6 (38%) $95.1 (47%) $14.0 (7%) $16.1 (8%) $21.3 (9%) $13.4 (6%) $123.7 (52%) $78.4 (33%) $ 48.0 (26%) $ 97.1 (54%) $ 29.1 (16%) $ 48.0 (21%) $126.3 (54%) $ 52.6 (22%) $ 7.0 (3%) 35.6 39.2

OMAM Benefited From Scale Efficiencies

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses, Center expenses and key initiatives, including Global Distribution (excluding variable compensation)
- Q4'17 Operating Expense Ratio[1] decreased to 36.3% for the period, reflecting cost efficiencies at the existing Affiliates and incremental scale benefits
- Expense increase represents higher fixed compensation and benefits and general and administrative expenses, partly as a result of seasonality and one-off items, along with normal growth of the business
- Full-year Operating Expense Ratio[1] of 36.6% in line with expectations
- 2018 Operating Expense Ratio expected to be approximately 35%

Total ENI Operating Expenses

	Q4'17		Q4'16		Q-O-Q	2017		2016		Y-O-Y
$M	$M	% of MFs[2]	$M	% of MFs[2]	Q4'17 vs. Q4'16	$M	% of MFs[2]	$M	% of MFs[2]	2017 vs. 2016
Fixed compensation and benefits	$ 45.8	*19.6%*	$ 40.7	*22.4%*	*13%*	$ 172.4	*20.1%*	$ 146.4	*22.2%*	*18%*
G&A expenses (excl. sales based compensation)	30.6	*13.1%*	26.4	*14.6%*	*16%*	111.3	*13.0%*	92.0	*13.9%*	*21%*
Depreciation and amortization	3.3	*1.4%*	2.5	*1.4%*	*32%*	11.8	*1.4%*	9.4	*1.4%*	*26%*
Core operating expense subtotal	**$ 79.7**	***34.1%***	**$ 69.6**	***38.4%***	*15%*	**$ 295.5**	***34.4%***	**$ 247.8**	***37.6%***	*19%*
Sales based compensation	5.1	*2.2%*	3.7	*2.0%*	*38%*	18.6	*2.2%*	17.2	*2.6%*	*8%*
Total ENI operating expenses	**$ 84.8**	***36.3%***	**$ 73.3**	***40.4%***	*16%*	**$ 314.1**	***36.6%***	**$ 265.0**	***40.2%***	*19%*
Note: Management fees	$ 233.9		$ 181.4		*29%*	$ 858.0		$ 659.9		*30%*

1. *Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.*
2. *Represents Management Fee Revenue.*

OMAM 14

Variable Compensation in Line with Business Profitability

Commentary

- Variable compensation typically awarded based on contractual percentage (e.g., ~25 – 35%) of each Affiliate's ENI earnings before variable compensation, plus Center bonuses; also includes contractual split of certain performance fees
  - Affiliate variable compensation includes cash and equity provided through recycling
  - Center variable compensation includes cash and OMAM equity
- In Q4'17, variable compensation up primarily as a result of higher earnings before variable compensation
- Q4'17 Variable Compensation Ratio remained stable at 41.6% compared to 41.7% in the year-ago quarter
- Full-year Variable Compensation Ratio of 41.5% in line with expectations and 41.8% in the prior year
- 2018 Variable Compensation Ratio expected to trend toward 41%

Variable Compensation

$M	Q4'17	Q4'16	Q-O-Q Q4'17 vs. Q4'16	2017	2016	Y-O-Y 2017 vs. 2016
Cash Variable Compensation	**$ 64.3**	**$ 42.5**	*51%*	**$ 221.4**	**$ 147.5**	*50%*
Add: Non-cash equity-based award amortization	5.3	6.1	*(13)%*	22.0	25.2	*(13)%*
Variable compensation	**69.6**	**48.6**	*43%*	**243.4**	**172.7**	*41%*
Earnings before variable compensation	**$ 167.5**	**$ 116.5**	*44%*	**$ 586.6**	**$ 413.5**	*42%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)	41.6%	41.7%	*(16) bps*	41.5%	41.8%	*(27) bps*

Please see definitions and additional notes.

OMAM 15

Q-O-Q Y-O-Y $M Q4'17 Q4'16 Q4'17 vs. Q4'16 2017 2016 2017 vs. 2016 Earnings after variable compensation (ENI operating earnings) $ 97.9 $ 67.9 44% $ 343.2 $ 240.8 43% Less: Affiliate key employee distributions (21.8) (12.9) 69% (73.1) (41.7) 75% Earnings after Affiliate key employee distributions $ 76.1 $ 55.0 38% $ 270.1 $ 199.1 36% Affiliate key employee Distribution Ratio ( / ) 22.3% 19.0% 327 bps 21.3% 17.3% 398 bps • Represents employees’ share of profit from their respective Affiliates, in some cases following an initial preference to OMAM(1) • Q4'17 Key Employee Distributions increased due to higher ENI operating earnings, Landmark employee ownership, and the leveraged structuring of certain equity plans • Q4'17 Distribution Ratio of 22.3% higher than Q4'16 due to relative growth at Affiliates with higher employee ownership and leveraged equity • Full year Key Employee Distribution Ratio of 21.3% in line with expectations • 2018 Distribution Ratio expected to be approximately 22% ___________________________________________________________ 1. For consolidated Affiliates Distribution Ratio Increased Due to Continued Growth and Leveraged Employee Equity Structure 16 Commentary Affiliate Key Employee Distributions A B B A

Balance Sheet Management Provides Ongoing Opportunities to Increase Shareholder Value

Balance Sheet

($M)		December 31, 2017		December 31, 2016
Assets				
Cash and cash equivalents	$	186.3	$	101.9
Investment advisory fees receivable		208.3		163.7
Investments		244.4		233.3
Other assets		698.8		759.1
Assets of Consolidated Funds		153.9		36.3
Total assets	$	**1,491.7**	$	**1,294.3**
Liabilities and shareholders' equity				
Accounts payable and accrued expenses	$	241.0	$	178.1
Due to OM plc		59.1		156.3
Non-recourse borrowings		33.5		—
Third party borrowings		392.8		392.3
Other liabilities		583.5		391.3
Liabilities of Consolidated Funds		10.5		5.8
Total liabilities	$	**1,320.4**	$	**1,123.8**
Shareholders' equity		75.4		164.0
Non-controlling interests, including NCI of consolidated Funds		95.9		6.5
Total equity		**171.3**		**170.5**
Total liabilities and equity	$	**1,491.7**	$	**1,294.3**
Shares outstanding in the quarter end:				
Basic		109.0		118.2
Diluted (GAAP)[1]		109.0		118.8
Diluted (ENI)[2]		109.9		118.8
Leverage ratio[3]		1.4x		1.9x

Capital

- December 31 leverage ratio (Debt / Adj. EBITDA) of 1.4x below target range of 1.75x - 2.25x
- Cash of $186.3 million includes $114.6 million at the Affiliates and $71.7 million at the Center
  - Received $100 million in cash at closing for the sale of Heitman
- Reduction of $52 million recorded on DTA deed due to Old Mutual, with possibility of further reductions
- Shareholders' Equity declined due to net $69 million write-down related to tax law impact on DTAs
  - $121 million DTA write-down offset by $52 million decline in DTA payment due to Old Mutual
  - Heitman sale in January provides equity gain of approximately $50 million in 2018

Dividend & Share Buyback

- $0.09 per share interim dividend approved, reflecting 22% payout rate for 2017
  - Payable March 30 to shareholders of record as of March 16
- Financial capacity remains for potential cash acquisition
  - After tax proceeds from Heitman transaction in addition to cash generation and borrowing ability
  - Full capacity available on $350 million Revolving Credit Facility

(1) During periods of net loss diluted shares are the same as basic shares.
(2) In calculating economic net income diluted shares outstanding in periods with a U.S. GAAP net loss, we included the weighted-average of participating ordinary shares, consisting of restricted stock units.
(3) Excludes non-recourse borrowings.

OMAM 17

Appendix 18

Reconciliation: GAAP to ENI and Adjusted EBITDA

$m	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Years Ended December 31, 2017	Years Ended December 31, 2016
U.S. GAAP net income (loss) attributable to controlling interests	$ (48.8)	$ 25.3	$ 4.2	$ 126.4
Adjustments to reflect the economic earnings of the Company:				
1 Non-cash key employee-owned equity and profit interest revaluations[1]	24.4	1.7	95.4	(7.1)
2 Amortization of acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity[1]	19.4	19.3	77.2	29.1
3 Capital transaction costs[1]	—	0.3	—	6.4
4 Seed/Co-investment (gains) losses and financings[1]	(3.9)	1.9	(17.3)	1.4
5 Tax benefit of goodwill and acquired intangible deductions	2.0	2.0	8.7	5.0
6 Discontinued operations and restructuring[2]	1.3	(5.0)	11.0	(6.2)
Total adjustment to reflect earnings of the Company	$ 43.2	$ 20.2	$ 175.0	$ 28.6
Less: Tax effect of above adjustments[1]	(16.6)	(9.4)	(66.9)	(12.0)
7 Less: ENI tax normalization[3]	70.9	2.8	68.6	2.1
Economic net income	$ 48.7	$ 38.9	$ 180.9	$ 145.1
Net interest (income) expense	4.4	4.5	18.8	8.4
Depreciation and amortization	3.3	2.5	11.8	9.4
Tax on Economic Net Income	23.0	11.6	70.4	45.6
Adjusted EBITDA	$ 79.4	$ 57.5	$ 281.9	$ 208.5

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles, as well as the amortization of acquisition-related contingent consideration and the value of employee equity owned prior to acquisitions. Please note that the revaluations related to these acquisition-related items are included in (1) above
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business
7. Exclude one-off tax benefits or costs unrelated to current operations

(1) Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line; taxed at 40.2% U.S. statutory rate (including state tax).

(2) Included in restructuring for the three months ended December 31, 2017 is $1.0 million related to the Heitman transaction and $0.3 million for CEO recruiting costs. Included in restructuring for the twelve months ended December 31, 2017 is $1.0 million related to the Heitman transaction and $9.8 million related to CEO transition costs, comprised of $0.5 million of fixed compensation and benefits, $8.8 million of variable compensation and $0.5 million of CEO recruiting costs.

(3) Includes $51.8 million related to the revaluation of the deferred tax asset deed with OM plc, offset by the $122.7 million impact of the Tax Act.

OMAM 19

Reconciliation: GAAP to ENI and Components of ENI

Components of ENI revenue

($ in millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016
Management fees[1]	$ 233.9	$ 181.4	$ 858.0	$ 659.9
Performance fees	14.4	4.5	26.5	2.6
Other income, including equity-accounted Affiliates[2][3]	4.0	3.9	16.2	16.0
ENI revenue	**$ 252.3**	**$ 189.8**	**$ 900.7**	**$ 678.5**

U.S. GAAP revenue to ENI revenue

($ in millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016
U.S. GAAP revenue	$ 249.2	$ 186.6	$ 887.4	$ 663.5
Include investment return on equity-accounted Affiliates[3]	3.3	3.3	14.5	15.1
Exclude revenue from consolidated Funds attributable to non-controlling interests	(0.3)	(0.1)	(1.7)	(0.1)
Other	0.1	—	0.5	—
ENI revenue	**$ 252.3**	**$ 189.8**	**$ 900.7**	**$ 678.5**

Components of ENI operating expense

($ in millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016
Fixed compensation & benefits	$ 45.8	$ 40.7	$ 172.4	$ 146.4
General and administrative expenses	35.7	30.1	129.9	109.2
Depreciation and amortization	3.3	2.5	11.8	9.4
ENI operating expense	**$ 84.8**	**$ 73.3**	**$ 314.1**	**$ 265.0**

(1) *ENI management fees correspond to U.S. GAAP management fees.*

(2) *ENI other income is comprised of other revenue under U.S. GAAP, plus our earnings from equity-accounted Affiliates of $3.3 million and $14.5 million for the three and twelve months ended December 31, 2017, respectively; and $3.3 million and $15.1 million for the three and twelve months ended December 31, 2016, respectively.*

(3) *Of the income from equity-accounted Affiliates, Heitman represents $2.7 million and $12.0 million for the three and twelve months ended December 31, 2017, respectively, and $2.7 million and $12.6 million for the three and twelve months ended December 31, 2016, respectively.*

OMAM 20

Reconciliation: GAAP to ENI

U.S. GAAP operating expense to ENI operating expense

($ in millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016
U.S. GAAP operating expense	$ 222.9	$ 156.2	$ 816.4	$ 507.9
Less: items excluded from economic net income				
Acquisition-related consideration and pre-acquisition employee equity[(1)]	(17.7)	(17.7)	(70.6)	(26.5)
Non-cash key employee equity and profit interest revaluations	(24.4)	(1.7)	(95.4)	7.1
Amortization of acquired intangible assets	(1.7)	(1.6)	(6.6)	(2.6)
Capital transaction costs	—	(0.3)	—	(6.4)
Restructuring costs[(2)]	(1.3)	—	(10.8)	—
Other items excluded from ENI	—	0.1	—	0.1
Funds' operating expense	(1.6)	(0.2)	(2.4)	(0.2)
Less: items segregated out of U.S. GAAP operating expense				
Variable compensation	(69.6)	(48.6)	(243.4)	(172.7)
Affiliate key employee distributions	(21.8)	(12.9)	(73.1)	(41.7)
ENI operating expense	**$ 84.8**	**$ 73.3**	**$ 314.1**	**$ 265.0**

U.S. GAAP compensation expense to ENI fixed compensation and benefits expense

($ in millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016
Total U.S. GAAP compensation expense	$ 184.4	$ 125.3	$ 682.8	$ 397.4
Acquisition-related consideration and pre-acquisition employee equity[(1)]	(17.7)	(17.7)	(70.6)	(26.5)
Non-cash key employee-owned equity and profit interest revaluations excluded from ENI	(24.4)	(1.7)	(95.4)	7.1
Sales-based compensation reclassified to ENI general & administrative expenses	(5.1)	(3.7)	(18.6)	(17.2)
Affiliate key employee distributions	(21.8)	(12.9)	(73.1)	(41.7)
Compensation related to restructuring expenses[(2)]	—	—	(9.3)	—
Variable compensation	(69.6)	(48.6)	(243.4)	(172.7)
ENI fixed compensation and benefits	**$ 45.8**	**$ 40.7**	**$ 172.4**	**$ 146.4**

(1) *Reflects amortization of contingent purchase price and equity owned by employees, both with a service requirement, associated with the Landmark acquisition; revaluation of the Landmark interests is included in "Non-cash key employee-owned equity and profit interest revaluations" above.*

(2) *Included in restructuring for the three months ended December 31, 2017 is $1.0 million related to the Heitman transaction and $0.3 million for CEO recruiting costs (general and administrative). Included in restructuring for the twelve months ended December 31, 2017 is $1.0 million related to the Heitman transaction (general and administrative) and $9.8 million related to CEO transition costs, comprised of $0.5 million of fixed compensation and benefits, $8.8 million of variable compensation and $0.5 million of CEO recruiting costs (general and administrative).*

OMAM 21

Reconciliation: GAAP to ENI

U.S. GAAP general and administrative expense to ENI general and administrative expense

($ in millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016
U.S. GAAP general and administrative expense	$ 32.0	$ 26.6	$ 112.9	$ 98.3
Sales-based compensation	5.1	3.7	18.6	17.2
Capital transaction costs	—	(0.3)	—	(6.4)
Restructuring costs(1)	(1.3)	—	(1.5)	—
Additional ENI adjustments	(0.1)	0.1	(0.1)	0.1
ENI general and administrative expense	**$ 35.7**	**$ 30.1**	**$ 129.9**	**$ 109.2**

U.S. GAAP operating income to ENI operating earnings and ENI earnings after Affiliate key employee distributions

($ in millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016
U.S. GAAP operating income	$ 26.3	$ 30.4	$ 71.0	$ 155.6
Include investment return on equity-accounted Affiliates	3.3	3.3	14.5	15.1
Exclude the impact of:				
Affiliate key employee-owned equity and profit interest revaluations	24.4	1.7	95.4	(7.1)
Amortization of acquired intangible assets, acquisition-related consideration	19.4	19.3	77.2	29.1
Capital transaction costs	—	0.3	—	6.4
Restructuring costs(1)	1.3	—	10.8	—
Other	0.1	(0.1)	0.5	(0.1)
Affiliate key employee distributions	21.8	12.9	73.1	41.7
Variable compensation	69.6	48.6	243.4	172.7
Funds' operating (income) loss	1.3	0.1	0.7	0.1
ENI earnings before variable compensation	**167.5**	**116.5**	**586.6**	**413.5**
Less: ENI variable compensation	(69.6)	(48.6)	(243.4)	(172.7)
ENI operating earnings	**97.9**	**67.9**	**343.2**	**240.8**
Less: ENI Affiliate key employee distributions	(21.8)	(12.9)	(73.1)	(41.7)
ENI earnings after Affiliate key employee distributions	**$ 76.1**	**$ 55.0**	**$ 270.1**	**$ 199.1**

(1) *Included in restructuring for the three months ended December 31, 2017 is $1.0 million related to the Heitman transaction and $0.3 million for CEO recruiting costs (general administrative). Included in restructuring for the twelve months ended December 31, 2017 is $1.0 million related to the Heitman transaction (general and administrative) and $9.8 million related to CEO transition costs, comprised of $0.5 million of fixed compensation and benefits, $8.8 million of variable compensation and $0.5 million of CEO recruiting costs (general administrative).*

OMAM 22

23 _______________________________________________________ (1) Pre-tax economic net income is shown before intercompany interest and tax expense. (2) Taxed at U.S. Federal and State statutory rate of 40.2%. (3) For the three months ended December 31, 2017, the tax adjustment includes approximately $3 million related to newly enacted U.K. Taxes (4) The economic net income effective tax rate is calculated by dividing the tax on economic net income by pre-tax economic net income. Calculation of ENI Effective Tax Rate Calculation of ENI Effective Tax Rate ($ in millions) Three Months Ended December 31, Twelve Months Ended December 31, 2017 2016 2017 2016 Pre-tax economic net income(1) $ 71.7 $ 50.5 $ 251.3 $ 190.7 Intercompany interest expense deductible for U.S. tax purposes (19.8) (19.7) (78.4) (74.0) Taxable economic net income 51.9 30.8 172.9 116.7 Taxes at the U.S. federal and state statutory rates(2) (20.9) (12.4) (69.5) (46.9) Other reconciling tax adjustments(3) (2.1) 0.8 (0.9) 1.3 Tax on economic net income (23.0) (11.6) (70.4) (45.6) Add back intercompany interest expense previously excluded 19.8 19.7 78.4 74.0 Economic net income $ 48.7 $ 38.9 $ 180.9 $ 145.1 Economic net income effective tax rate(4) 32.1% 23.0% 28.0% 23.9%

Definitions and Additional Notes 24 References to “OMAM” or the “Company” refer to OM Asset Management plc; references to “OM plc” refer to Old Mutual plc, the Company’s former parent; references to the “Center” refer to the holding company excluding the Affiliates; references to "Landmark" refer to Landmark Partners, LLC, acquired by the Company in August 2016. OMAM operates its business through seven boutique asset management firms (the “Affiliates”). OMAM’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to:  • exclude the effect of Funds consolidation by removing the portion of Fund revenues, expenses and investment return which were not attributable to our shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees.   The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by OMAM at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by OMAM can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments.  Please see Slide 19 for a reconciliation of U.S. GAAP net income attributable to controlling interests to economic net income. Adjusted EBITDA   Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Please see Slide 19 for a reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Methodologies for calculating investment performance(1):   Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming.   Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million.   Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming.   ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin  The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to our various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to our U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue.   ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against our recurring management fee revenue. We have provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. We track this ratio as a key measure of scale economies at OMAM because in our profit sharing economic model, scale benefits both the Affiliate employees and OMAM shareholders. Definitions and Additional Notes 25 ___________________________________________________________ (1) Barrow Hanley’s Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley’s Large Cap Value composite in revenue-weighted, equal-weighted and asset- weighted outperformance percentage calculations.

ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against our ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and OMAM equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. The variable compensation ratio at each Affiliate will typically be between 25% and 35%. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against our ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, OMUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages, which range from approximately 20% to 40% at our consolidated Affiliates.   U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by our Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to our shareholders.   Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow and is designed to provide investors with a better indication of the potential financial impact of net client cash flows.   Hard asset disposals Net flows include hard asset disposals and fund distributions made by OMAM’s Affiliates.  This category is made up of investment-driven asset dispositions by Landmark, investing in real estate funds and secondary private equity; Heitman, a real estate manager; or Campbell, a timber manager. Derived average weighted NCCF Derived average weighted NCCF reflects the implied NCCF if annualized revenue represents asset flows at the weighted fee rate for OMAM overall (i.e. 39.3 bps in Q4 ‘17). For example, NCCF annualized revenue impact of $6.8 million divided by the average weighted fee rate of OMAM’s overall AUM of 39.3 bps equals the derived average weighted NCCF of $1.7 billion. n/m “Not meaningful.” Definitions and Additional Notes 26